Ex. T3A.66
STATE OF NEW HAMPSHIRE

Filing fee:  $35.00 Form No. 14

Use black print or type RSA 293-A:10.06

Leave 1” margins both sides.

ARTICLES OF AMENDMENT

to the

ARTICLES OF INCORPORATION

PURSUANT TO THE PROVISIONS OF THE NEW HAMPSHIRE BUSINESS CORPORATION ACT, THE UNDERSIGNED CORPORATION ADOPTS THE FOLLOWING ARTICLES OF AMENDMENT TO ITS ARTICLES OF INCORPORATION:

FIRST:  The name of the corporation is       URC of Dover, Inc.                                                               .

SECOND:  The text of each amendment adopted is:

FIRST: The name of the corporation is UR Dover NH, Inc.

THIRD:  If the amendment provides for an exchange, reclassification, or cancellation of used shares the provisions for implementing the amendment(s) if not contained in the above amendment are:

FOURTH:  The amendment(s) were adopted on (date) January 22, 2002

[If more space is needed, attached additional sheet(s)]

ARTICLES OF AMENDMENT TO THE Form No. 14
ARTICLES OF INCORPORATION (Cont.)
OF               URC of Dover, Inc.

FIFTH:                      (Check one)

A. __x___ The amendment(s) were adopted by the incorporators or board of directors without shareholder action and shareholder action was not required.

B. ______ The amendment(s) were approved by the shareholders.

(Note 1)

Designation of voting group			Number of votes entitled to be cast	Number of votes indisputably represented at the meeting
Class or Series of shares	Number of shares outstanding

Designation of voting group	Total number of votes cast:		OR	Total number of undisputed votes cast FOR
Class or Series of shares	FOR	AGAINST

ARTICLES OF AMENDMENT TO THE Form No. 14
ARTICLES OF INCORPORATION (Cont.)
OF               URC of Dover, Inc.

SIXTH:  If shareholder action was required, the number cast for the amendment(s) by each voting was sufficient for approval by each voting group.

Dated:                      February 5, 2002

       URC of Dover, Inc.        (Note 2)

By: ____________________(Note 3)

Signature of its Sr. VP, Gen. Couns., Secy.

George W. Herz II
Print of type name

Notes:	1.	All sections under “B.” must be completed. If any voting group is entitled to vote separately, give respective information for each voting group. (See RSA 293-A:1.40 for definition of voting group.)
	2.	Exact corporate name of corporation adopting articles of amendment.
	3.
Signature and title of person signing for the corporation.  Must be signed by the chairman of the board of directors, president or another officer; or see RSA 293-A: 1.20 (f) for alternative signatures.

Mail fee and ORIGINAL and ONE EXACT OR CONFORMED COPY to: Secretary of State, State House, Room 204, 107 North Main Street, Concord, NH 03301-4989

FORM 11-A
ADDENDUM TO ARTICLES OF INCORPORATION
STATEMENT PURSUANT TO NH RSA 421-B : 11, II

CORPORATION NAME:                                     URC of Dover, Inc.

BUSINESS ADDRESS:                                         100 Charles Park Road

CONTACT PERSON:                                           West Roxbury, MA 02132

CONTACT PERSON ADDRESS (IF DIFFERENT):Helen A. Falvey, CT Corporation (617.757.6400)

I am (We are) aware that under the New Hampshire Uniform Securities Act, RSA 421-B:17, II(K) provides an exemption from securities registration if the aggregate number of holders of the corporation’s securities1 does not exceed ten (10), provided that no advertising 2has been published or circulated in connection with any such securities sale2, and all securities sales are consummated within 60 days after the date of incorporation.

COMPLETE EITHER ITEM 1, 2, OR 3 BELOW

1) If the corporation will be in compliance with RSA 421-B, II(k), the above statute, check this line:

x

2) If the corporation has registered or will register its securities for sale in the State of New Hampshire, enter the date the registration statement was or will be filed with the Bureau of Securities Regulation: ____

3) If the corporation will offer its securities for sale in New Hampshire under an exemption from registration requirements and RSA 421-B:17, II(k) (see above) does not apply, cite the statutory exemption claimed for the sale of the corporation’s securities:

____

For assistance with questions relating to securities only, call the Bureau of Securities Regulation at (603) 271-2463. For all other questions, call the Corporation Division at (603) 271-3244.

COMPLETE THIS CERTIFICATION – ORIGINAL MUST BE FILED

I (We) hereby certify that the securities of the corporation have been registered under RSA 421-B, the New Hampshire Uniform Securities Act (“the Act”); or, when offered will be registered under the Act; or are or when offered will be exempted from registration under the Act; or are or when offered will be offered in a transaction exempted from registration under the Act.  I (We) further certify that the articles of incorporation state whether the capital stock will be sold or offered for sale within the meaning of the Act.  I (We) certify that the person(s) signing this form includes all the incorporators, and that the foregoing is true and complete to the best of my (our) knowledge.

Name (print):      George W. Herz II                                        Signature:__________________________

Name (print):      __________________                                 Signature:__________________________

Name (print):      __________________                                 Signature:__________________________

Name (print):      __________________                                 Signature:__________________________

Date:           January 9th, 2002

_____________

3 Virtually all new incorporations legally involve a “sale” of “securities” to the new owners, even if there is no cash payment for such securities.

4 The term “advertising” used here applies to any written material distributed to sell securities, not produce advertising.

STATE OF NEW HAMPSHIRE

Fee for Form 11-A:                                                                                                        $50.00 Form No. 11

Filing fee:                               $35.00                                                                              RSA 293-A:2.02

Total fees                               $85.00

Use black print or type.

Leave 1” margins both sides.

ARTICLES OF INCORPORATION

THE UNDERSIGNED, ACTING AS INCORPORATOR(S) OF A CORPORATION UNDER THE NEW HAMPSHIRE BUSINESS CORPORATION ACT, ADOPT(S) THE FOLLOWING ARTICLES OF INCORPORATION FOR SUCH CORPORATION.

FIRST: The name of the corporation is URC of Dover, Inc.

SECOND: The number of shares the corporation is authorized to issue: 100

THIRD: The name of the corporation’s initial registered agent is        CT Corporation System

and the street address, town/city (including zip code and post office box, if any) of its initial registered office is (agent’s business address) 9 Capitol Street, Concord, NH  03301

FOURTH: The capital stock will be sold or offered for sale within the meaning of RSA 421-B (Uniform Securities Act)

FIFTH: The corporation is empowered to transact any and all lawful business for which corporations may be incorporated under RSA 292-A and the principal purpose or purposes for which the corporation is organized are:

  restaurant business.

[If more space is needed, attach additional sheet(s).]

SIXTH:  The name and address of each incorporator is:

Name	Address
Helen A. Falvey	101 Federal Street
Boston, MA 02110

Dated: January 10th, 2002
Helen A. Falvey

Incorporator (s)

Mail fees, ORIGINAL, ONE EXACT OR CONFORMED COPY AND FORM 11-A to: Secretary of State, State House, Room 204, 107 North Main Street, Concord, NH 03301-4989